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                                                                Exhibit 10.1


                             MASTER LEASE AGREEMENT
                                     (QUASI)
                      dated as of MAY 1, 2001 ("AGREEMENT")

     THIS AGREEMENT is between GENERAL ELECTRIC CAPITAL CORPORATION (together with its successors and assigns, if any, "LESSOR") and DYAX CORP. ("LESSEE"). Lessor has an office at 401 Merritt 7 2nd Floor, Norwalk, CT 06856. Lessee is a corporation organized and existing under the laws of the state of Delaware. Lessee's mailing address and chief place of business is One Kendall Square, Building 600, Cambridge, MA 02139. This Agreement contains the general terms that apply to the leasing of Equipment from Lessor to Lessee. Additional terms that apply to the Equipment (term, rent, options, etc.) shall be contained on a schedule ("SCHEDULE").

1.   LEASING:

     (a) Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment and other property ("EQUIPMENT") described in any Schedule signed by both parties.

     (b) Lessor shall purchase Equipment from the manufacturer or supplier ("SUPPLIER") and lease it to Lessee if on or before the Last Delivery Date (specified in the Schedule) Lessor receives (i) a Schedule for the Equipment,
(ii) evidence of insurance which complies with the requirements of Section 8, and (iii) such other documents as Lessor may reasonably request. Each of the documents required above must be in form and substance satisfactory to Lessor. Lessor hereby appoints Lessee its agent for inspection and acceptance of the Equipment from the Supplier. Once the Schedule is signed, the Lessee may not cancel the Schedule.

2.   TERM, RENT AND PAYMENT:

     (a) The rent payable for the Equipment and Lessee's right to use the Equipment shall begin on the earlier of (i) the date when the Lessee signs the Schedule and accepts the Equipment or (ii) when Lessee has accepted the Equipment under a Certificate of Acceptance ("LEASE COMMENCEMENT DATE"). The term of this Agreement shall be the period specified in the applicable Schedule. The word "term" shall include all basic and any renewal terms.

     (b) Lessee shall pay rent to Lessor at its address stated above, except as otherwise directed by Lessor. Rent payments shall be in the amount set forth in, and due as stated in the applicable Schedule. If any Advance Rent (as stated in the Schedule) is payable, it shall be due when the Lessee signs the Schedule. Advance Rent shall be applied to the first rent payment and the balance, if any, to the final rent payment(s) under such Schedule. In no event shall any Advance Rent or any other rent payments be refunded to Lessee. If rent is not paid within ten (10) days of its due date, Lessee agrees to pay a late charge of five cents ($.05) per dollar on, and in addition to, the amount of such rent but not exceeding the lawful maximum, if any.

     (c) Lessor shall not disturb Lessee's quiet enjoyment of the Equipment during the term of the Agreement unless a default has occurred and is continuing under this Agreement.

3.   TAXES:

     (a) If permitted by law, Lessee shall report and pay promptly all taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rents or receipts hereunder), any Schedule, Lessor or Lessee by any governmental entity or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (collectively "TAXES"). Lessee shall have no liability for Taxes imposed by the United States of America or any State or political subdivision thereof which are on or measured by the net income of Lessor. Lessee shall promptly reimburse Lessor (on an after tax basis) for any Taxes charged to or assessed against Lessor. Lessee shall send Lessor a copy of each report or return and evidence of Lessees payment of Taxes upon request.

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     (b) Lessee's obligations, and Lessor's rights and privileges, contained in this Section 3 shall survive the expiration or other termination of this Agreement.

4.   REPORTS:

     (a) If any tax or other lien shall attach to any Equipment, Lessee will notify Lessor in writing, within ten (10) days after Lessee becomes aware of the tax or lien. The notice shall include the full particulars of the tax or lien and the location of such Equipment on the date of the notice.

     (b) Lessee will deliver to Lessor Lessees complete financial statements, certified by a recognized firm of certified public accountants, within ninety
(90) days of the close of each fiscal year of Lessee. If Lessor requests, Lessee will deliver to Lessor copies of Lessee's quarterly financial report certified by the chief financial officer of Lessee, within ninety (90) days of the close of each fiscal quarter of Lessee. Lessee will deliver to Lessor all Forms 10-K and 10Q, if any, filed with the Securities and Exchange Commission within thirty
(30) days after the date on which they are filed.

     (c) Lessor may inspect any Equipment during normal business hours after giving Lessee reasonable prior notice.

     (d) Lessee will keep the Equipment at the Equipment Location (specified in the applicable Schedule) and will give Lessor prior written notice of any relocation of Equipment. If Lessor requests, Lessee will promptly notify Lessor in writing of the location of any Equipment.

     (e) If any Equipment is lost or damaged (where the estimated repair costs would exceed the greater of ten percent (10%) of the original Equipment cost or ten thousand and 00/100 dollars ($10,000)), or is otherwise involved in an accident causing personal injury or property damage, Lessee will promptly and fully report the event to Lessor in writing.

     (f) Lessee will furnish a certificate of an authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge, there exists no default or event which with notice or lapse of time (or both) would become such a default within thirty (30) days after any request by Lessor.

     (g) Lessee will promptly notify Lessor of any change in Lessee's state of incorporation or organization.

5.   DELIVERY, USE AND OPERATION:

     (a) All Equipment shall be shipped directly from the Supplier to Lessee.

     (b) Lessee agrees that the Equipment will be used by Lessee solely in the conduct of its business and in a manner complying with all applicable laws, regulations and insurance policies, and Lessee shall not discontinue use of the Equipment.

     (c) Lessee will not move any equipment from the location specified on the Schedule, without the prior written consent of Lessor.

     (d) Lessee will keep the Equipment free and clear of all liens and encumbrances other than those which result from acts of Lessor.

     (e) Lessor shall not disturb Lessees quiet enjoyment of the Equipment during the term of the Agreement unless a default has occurred and is continuing under this Agreement.

6.   MAINTENANCE:

     (a) Lessee will, at its sole expense, maintain each unit of Equipment in good operating order and repair, normal wear and tear excepted. The Lessee shall also maintain the Equipment in accordance with manufacturers recommendations. Lessee shall make all alterations or modifications required to comply with any applicable law, rule or regulation during the term of this Agreement. If Lessor requests, Lessee shall affix plates, tags or other identifying labels showing ownership thereof by Lessee and Lessor's security interest therein. The tags or labels shall be placed in a prominent position on each unit of Equipment.

     (b) Lessee will not attach or install anything on the Equipment that will impair the originally intended function or use of such Equipment without the prior written consent of Lessor. All additions, parts, supplies, accessories, and equipment ("ADDITIONS") furnished or attached to any

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Equipment that are not readily removable shall become subject to the lien of
Lessor. All Additions shall be made only in compliance with applicable law. Lessee will not attach or install any Equipment to or in any other personal or real property without the prior written consent of Lessor.

7. STIPULATED LOSS VALUE: If for any reason any unit of Equipment becomes worn out, lost, stolen, destroyed, irreparably damaged or unusable ("CASUALTY OCCURRENCES") Lessee shall promptly and fully notify Lessor in writing. Lessee shall pay Lessor the sum of (i) the Stipulated Loss Value (see Schedule) of the affected unit determined as of the rent payment date prior to the Casualty Occurrence; and (ii) all rent and other amounts which are then due under this Agreement on the Payment Date (defined below) for the affected unit. The Payment Date shall be the next rent payment date after the Casualty Occurrence. Upon payment of all sums due hereunder, the term of this lease as to such unit shall terminate.

8.   INSURANCE:

     (a) Lessee shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment from any cause whatsoever from the time the Equipment is shipped to Lessee.

     (b) Lessee agrees, at its own expense, to keep all Equipment insured for such amounts and against such hazards as Lessor may reasonably require. All such policies shall be with companies, and on terms, reasonably satisfactory to Lessor. The insurance shall include coverage for damage to or loss of the Equipment, liability for personal injuries, death or property damage. Lessor shall be named as additional insured with a loss payable clause in favor of Lessor, as its interest may appear, irrespective of any breach of warranty or other act or omission of Lessee. The insurance shall provide for liability coverage in an amount equal to at least ONE MILLION U.S. DOLLARS ($1,000,000.00) total liability per occurrence, unless otherwise stated in any Schedule. The casualty/property damage coverage shall be in an amount equal to the higher of the Stipulated Loss value or the full replacement cost of the Equipment. No insurance shall be subject to any co-insurance clause. The insurance policies shall provide that the insurance may not be altered or canceled by the insurer until after thirty (30) days written notice to Lessor. Lessee agrees to deliver to Lessor evidence of insurance reasonably satisfactory to Lessor.

     (c) Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Lessor shall not act as Lessees attorney-in-fact unless Lessee is in default. Lessee shall pay any reasonable expenses of Lessor in adjusting or collecting insurance. Lessee will not make adjustments with insurers except with respect to claims for damage to any unit of Equipment where the repair costs are less than the lesser of ten percent (10%) of the original Equipment cost or ten thousand and 00/100 dollars ($10,000). Lessor may, at its option, apply proceeds of insurance, in whole or in part, to (i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor under this Agreement.

9.   RETURN OF EQUIPMENT:

     (a) At the expiration or termination of this Agreement or any Schedule, Lessee shall perform any testing and repairs required to place the units of Equipment in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order for the original intended purpose of the Equipment. If required the units of Equipment shall be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is reasonably satisfactory to Lessor. Lessee shall remove installed markings that are not necessary for the operation, maintenance or repair of the Equipment. All Equipment will be cleaned, cosmetically acceptable, and in such condition as to be immediately installed into use in a similar environment for which the Equipment was originally intended to be used. All waste material and fluid must be removed from the Equipment and disposed of in accordance with then current waste disposal laws. Lessee shall return the units of Equipment to a location within the continental United States as Lessor shall direct. Lessee shall obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment. The transit insurance must name Lessor as the loss payee. The Lessee shall pay for all costs to comply with this section (a).

     (b) Until Lessee has fully complied with the requirements of Section 9(a) above, Lessee's rent payment obligation and all other obligations under this Agreement shall continue from month to month notwithstanding any expiration or termination of the lease term. Lessor may terminate the Lessee's right to use the Equipment upon ten (10) days notice to Lessee.

     (c) Lessee shall provide to Lessor a detailed inventory of all components of the Equipment including model and serial numbers. Lessee shall also provide an up-to-date copy of all other documentation pertaining to the Equipment. All service manuals, blue prints, process flow diagrams,

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operating manuals, inventory and maintenance records shall be given to Lessor at least ninety (90) days and not more than one hundred twenty (120) days prior to lease termination.

     (d) Lessee shall make the Equipment available for on-site operational inspections by potential purchasers at least one hundred twenty (120) days prior to and continuing up to lease termination. Lessor shall provide Lessee with reasonable notice prior to any inspection. Lessee shall provide personnel, power and other requirements necessary to demonstrate electrical, hydraulic and mechanical systems for each item of Equipment.

10.  DEFAULT AND REMEDIES:

     (a) Lessor may in writing declare this Agreement in default if: (i) Lessee breaches its obligation to pay rent or any other sum when due and fails to cure the breach within ten (10) days; (ii) Lessee breaches any of its insurance obligations under Section 8; (iii) Lessee breaches any of its other obligations and fails to cure that breach within thirty (30) days after written notice from Lessor; (iv) any representation or warranty made by Lessee in connection with this Agreement shall be false or misleading in any material respect; (v) Lessee or any guarantor or other obligor for the Lessee's obligations hereunder ("GUARANTOR") becomes insolvent or ceases to do business as a going concern;
(vi) any Equipment is illegally used; (vii) if Lessee or any Guarantor is a natural person, any death or incompetency of Lessee or such Guarantor; or (viii) a petition is filed by or against Lessee or any Guarantor under any bankruptcy or insolvency laws and in the event of an involuntary petition, the petition is not dismissed within forty-five (45) days of the filing date. The default declaration shall apply to all Schedules unless specifically excepted by Lessor.

     (b) After a default, at the request of Lessor, Lessee shall comply with the provisions of Section 9(a). Lessee hereby authorizes Lessor to peacefully enter any premises where any Equipment may be and take possession of the Equipment. Lessee shall immediately pay to Lessor without further demand as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Equipment (calculated as of the rent payment date prior to the declaration of default), and all rents and other sums then due under this Agreement and all Schedules. Lessor may terminate this Agreement as to any or all of the Equipment. A termination shall occur only upon written notice by Lessor to Lessee and only as to the units of Equipment specified in any such notice. Lessor may, but shall not be required to, sell Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale. Lessor may also, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment. Lessor may use Lessee's premises for a reasonable period of time for any or all of the purposes stated above without liability for rent, costs, damages or otherwise. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (i) to pay all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (ii) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee under this Agreement; then (iii) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and then (iv) to Lessee, if there exists any surplus. Lessee shall immediately pay any deficiency in (i) and
(ii) above.

     (c) The foregoing remedies are cumulative, and any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. Lessee shall pay Lessor's actual attorney's fees incurred in connection with the enforcement, assertion, defense or preservation of Lessor's rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be a waiver of any other or subsequent default.

     (d) Any default under the terms of this or any other agreement between Lessor and Lessee may be declared by Lessor a default under this and any such other agreement.

11. ASSIGNMENT: LESSEE SHALL NOT SELL, TRANSFER, ASSIGN, ENCUMBER OR SUBLET ANY EQUIPMENT OR THE INTEREST OF LESSEE IN THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. Lessor may, without the consent of Lessee, assign this Agreement, any Schedule or the right to enter into a Schedule. Lessee agrees that if Lessee receives written notice of an assignment from Lessor, Lessee will pay all rent and all other amounts payable under any assigned Schedule to such assignee or as instructed by Lessor. Lessee also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor for any reason whatsoever.

12. NET LEASE: Lessee is unconditionally obligated to pay all rent and other amounts due for the entire lease term no matter what happens, even if the Equipment is damaged or destroyed, if it is defective or if Lessee no longer can use it. Lessee is not entitled to reduce or set-off against rent or other amounts due to Lessor or to anyone to whom Lessor assigns this Agreement or any Schedule whether Lessees claim arises

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out of this Agreement, any Schedule, any statement by Lessor, Lessors liability or any manufacturers liability, strict liability, negligence or otherwise.

13.  INDEMNIFICATION:

     (a) Lessee hereby agrees to indemnify Lessor, its agents, employees, successors and assigns (on an after tax basis) from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature arising out of or relating to the Equipment or this Agreement, except to the extent the losses, damages, penalties, injuries, claims, actions, suits or expenses result from Lessors gross negligence or willful misconduct ("CLAIMS"). This indemnity shall include, but is not limited to, Lessor's strict liability in tort and Claims, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of this Agreement, and the delivery, lease, possession, maintenance, uses, condition, return or operation of Equipment (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement or environmental damage) or (ii) the condition of Equipment sold or disposed of after use by Lessee, any sublessee or employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

     (b) All of Lessor's rights, privileges and indemnities contained in this
Section 13 shall survive the expiration or other termination of this Agreement. The rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.

14. DISCLAIMER: LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED UNDER THIS AGREEMENT OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following: (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) of the Equipment, or any other circumstance in connection with the Equipment; (ii) the use, operation or performance of any Equipment or any risks relating to it; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment. If, and so long as, no default exists under this Agreement, Lessee shall be, and hereby is, authorized during the term of this Agreement to assert and enforce, whatever claims and rights Lessor may have against any Supplier of the Equipment at Lessee's sole cost and expense, in the name of and for the account of Lessor and/or Lessee, as their interests may appear.

15. REPRESENTATIONS AND WARRANTIES OF LESSEE: Lessee makes each of the following representations and warranties to Lessor on the date hereof and on the date of execution of each Schedule:

     (a) Lessee has adequate power and capacity to enter into, and perform under, this Agreement and all related documents (together, the "DOCUMENTS"). Lessee is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

     (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws.

     (c) No approval, consent or withholding of objections is required from any governmental authority or entity with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

     (d) The entry into and performance by Lessee of the Documents will not: (i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Certificate of Incorporation or bylaws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party.

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     (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which if decided against Lessee will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Agreement.

     (f) The Equipment accepted under any Certificate of Acceptance is and will remain tangible personal property.

     (g) Each financial statement delivered to Lessor has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of the most recent financial statement, there has been no material adverse change.

     (h) Lessee's exact legal name is as set forth in the first sentence of this Agreement and Lessee is and will be at all times validly existing and in good standing under the laws of the State of its incorporation (specified in the first sentence of this Agreement).

     (i) The Equipment will at all times be used for commercial or business purposes.

16.  OWNERSHIP FOR TAX PURPOSES, GRANT OF SECURITY INTEREST; USURY SAVINGS:

     (a) For income tax purposes, the parties hereto agree that it is their mutual intention that Lessee shall be considered the owner of the Equipment. Accordingly, Lessor agrees (i) to treat Lessee as the owner of the Equipment on its federal income tax return, (ii) not to take actions or positions inconsistent with such treatment on or with respect to its federal income tax return, and (iii) not to claim any tax benefits available to an owner of the Equipment on or with respect to its federal income tax return. The foregoing undertakings by Lessor shall not be violated by Lessor's taking a tax position inconsistent with the foregoing sentence to the extent such a position is required by law or is taken through inadvertence so long as such inadvertent tax position is reversed by Lessor promptly upon its discovery. Lessor shall in no event be liable to Lessee if Lessee fails to secure any of the tax benefits available to the owner of the Equipment.

     (b) Lessee hereby grants to Lessor a first security interest in the Equipment, together with all additions, attachments, accessions, accessories and accessions thereto whether or not furnished by the Supplier of the Equipment and any and all substitutions, replacements or exchanges therefor, and any and all insurance and/or other proceeds of the property in and against which a security interest is granted hereunder. Notwithstanding anything to the contrary contained elsewhere in this Agreement, to the extent that Lessor asserts a purchase money security interest in any items of Equipment ("PMSI EQUIPMENT"):
(i) the PMSI Equipment shall secure only those sums which have been advanced by Lessor for the purchase of the PMSI Equipment, or the acquisition of rights therein, or the use thereof (the "PMSI INDEBTEDNESS"), and (ii) no other Equipment shall secure the PMSI Indebtedness.

     (c) It is the intention of the parties hereto to comply with any applicable usury laws to the extent that any Schedule is determined to be subject to such laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in any Schedule or this Agreement, in no event shall any Schedule require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under any Schedule or this Agreement, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under any Schedule or this Agreement shall exceed the maximum amount of interest permitted by applicable law, then in such event (i) the provisions of this paragraph shall govern and control, (ii) neither Lessee nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Lessee, at the option of the Lessor, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under any Schedule or this Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Lessee or otherwise by Lessor in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lessor to receive a greater interest per annum rate than is presently allowed, the Lessee agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

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17.  EARLY TERMINATION:

     (a) On or after the First Termination Date (specified in the applicable Schedule), Lessee may, so long as no default exists hereunder, terminate this Agreement as to all (but not less than all) of the Equipment on such Schedule as of a rent payment date ("TERMINATION DATE"). Lessee must give Lessor at least ninety (90) days prior written notice of the termination.

     (b) Lessee shall, and Lessor may, solicit cash bids for the Equipment on an AS IS, WHERE IS BASIS without recourse to or warranty from Lessor, express or implied ("AS IS BASIS"). Prior to the Termination Date, Lessee shall (i) certify to Lessor any bids received by Lessee and (ii) pay to Lessor (A) the Termination Value (calculated as of the rent due on the Termination Date) for the Equipment, and (B) all rent and other sums due and unpaid as of the Termination Date.

     (c) If all amounts due hereunder have been paid on the Termination Date, Lessor shall (i) sell the Equipment on an AS IS BASIS for cash to the highest bidder and (ii) refund the proceeds of such sale (net of any related expenses) to Lessee up to the amount of the Termination Value. If such sale is not consummated, no termination shall occur and Lessor shall refund the Termination Value (less any expenses incurred by Lessor) to Lessee.

     (d) Notwithstanding the foregoing, Lessor may elect by written notice, at any time prior to the Termination Date, not to sell the Equipment. In that event, on the Termination Date Lessee shall (i) return the Equipment (in accordance with Section 9) and (ii) pay to Lessor all amounts required under
Section 17(b) less the amount of the highest bid certified by Lessee to Lessor.

18.  EARLY PURCHASE OPTION:

     (a) Lessee may purchase on an AS IS BASIS all (but not less than all) of the Equipment on any Schedule on any Rent Payment Date after the First Termination Date specified in the applicable Schedule but prior to the last Rent Payment Date of such Schedule (the "EARLY PURCHASE DATE"), for a price equal to
(i) the Termination Value (calculated as of the Early Purchase Date) for the Equipment, and (ii) all rent and other sums due and unpaid as of the Early Purchase Date (the "EARLY OPTION PRICE"), plus all applicable sales taxes. Lessee must notify Lessor of its intent to purchase the Equipment in writing at least thirty (30) days, but not more than two hundred seventy (270) days, prior to the Early Purchase Date. If Lessee is in default or if the Schedule or this Agreement has already been terminated, Lessee may not purchase the Equipment. (The purchase option granted by this subsection shall be referred to herein as the "EARLY PURCHASE OPTION").

     (b) If Lessee exercises its Early Purchase Option, then on the Early Purchase Date, Lessee shall pay to Lessor any rent and other sums due and unpaid on the Early Purchase Date and Lessee shall pay the Early Option Price, plus all applicable sales taxes, to Lessor in cash.

19. END OF LEASE PURCHASE OPTION: Lessee may, at lease expiration, purchase all (but not less than all) of the Equipment on any Schedule on an AS IS BASIS for cash equal to the amount indicated on such Schedule (the "OPTION PAYMENT"), plus all applicable sales taxes. The Option Payment, plus all applicable sales taxes, shall be due and payable in immediately available funds on the expiration date of such Schedule. Lessee must notify Lessor of its intent to purchase the Equipment in writing at least one hundred eighty (180) days prior to the expiration date of the Schedule. If Lessee is in default, or if the Schedule or this Agreement has already been terminated, Lessee may not purchase the Equipment.

20.  MISCELLANEOUS:

     (a) LESSEE AND LESSOR UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     (b) Any cancellation or termination by Lessor of this Agreement, any Schedule, supplement or amendment hereto, or the lease of any Equipment hereunder shall not release Lessee from any then outstanding obligations to Lessor hereunder. All Equipment shall at all times remain personal property even though it may be attached to real property. The Equipment shall not become part of any other property by reason of any installation in, or attachment to, other real or personal property.

     (c) Time is of the essence of this Agreement. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right at any other time to demand strict compliance with this Agreement. Lessee agrees, upon Lessor's request, to execute, or otherwise authenticate, any document, record or instrument necessary or expedient for filing, recording or perfecting the interest of Lessor or to carry out the intent of this Agreement. In addition, Lessee hereby authorizes Lessor to file a financing statement and amendments thereto describing the Equipment described in any and all Schedules now and hereafter executed pursuant hereto and adding any other collateral described therein and containing any other information required by the applicable Uniform Commercial Code. Lessee irrevocably grants to Lessor the power to sign Lessee's name and generally to act on behalf of Lessee to execute and file financing statements and other documents pertaining to any or all of the Equipment. All notices required to be given hereunder shall be deemed adequately given if sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have specified in writing. This Agreement and any Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.

     (d) If Lessee does not comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated, to effect such compliance, in whole or in part. All reasonable amounts spent and obligations incurred or assumed by Lessor in effecting such compliance shall constitute additional rent due to Lessor. Lessee shall pay the additional rent within five days after the date Lessor sends notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default.

     (e) Any rent or other amount not paid to Lessor when due shall bear interest, from the due date until paid, at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. Any provisions in this Agreement and any Schedule that are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

     (f) Lessee hereby irrevocably authorizes Lessor to adjust the Capitalized Lessor's Cost up or down by no more than ten percent [10%] within each Schedule to account for equipment change orders, equipment returns, invoicing errors, and similar matters. Lessee acknowledges and agrees that the rent shall be adjusted as a result of the change in the Capitalized Lessor's Cost. Lessor shall send Lessee a written notice stating the final Capitalized Lessor's Cost, if it has changed.

     (g) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT.

     (h) Any cancellation or termination by Lessor, pursuant to the provisions of this Agreement, any Schedule, supplement or amendment hereto, of the lease of any Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder.

     (i) To the extent that any Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest therein may be created through the transfer or possession of this Agreement in and of itself without the transfer or possession of the original of a Schedule executed pursuant to this Agreement and incorporating this Agreement by reference; and no security interest in this Agreement and a Schedule may be created by the transfer or possession of any counterpart of the Schedule other than the original thereof, which shall be identified as the document marked Original and all other counterparts shall be marked Duplicate.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                         LESSEE:


GENERAL ELECTRIC CAPITAL CORPORATION            DYAX CORP.


By:  /s/ John Edel                              By:  /s/ Stephen S. Galliker
     --------------------------------                ---------------------------

Name: John Edel                                 Name: Stephen S. Galliker
      -------------------------------                 --------------------------

Title: Senior Vice President                    Title: Executive Vice President
       ------------------------------                  -------------------------

                                    AMENDMENT

     THIS AMENDMENT is made as of the 27th day of September, 2001, between General Electric Capital Corporation ("Lessor") and Dyax Corp. ("Lessee") in connection with that certain Master Lease Agreement, dated or dated as of May 1, 2001 ("Agreement"). The terms of this Amendment are hereby incorporated into the Agreement as though fully set forth therein. Section references below refer to the section numbers of the Agreement. The Agreement is hereby amended as follows:

     PREAMBLE.

     This section is hereby amended and replaced with the following:

          "THIS AGREEMENT is between GENERAL ELECTRIC CAPITAL CORPORATION (together with its successors and assigns, if any, "LESSOR") and DYAX, CORP. ("LESSEE"). Lessor has an office at 401 Merritt 7 2nd Floor, Norwalk, CT 06856. Lessee is a corporation organized and existing under the laws of the state of Delaware. Lessee's mailing address and chief place of business is One Kendall Square, Building 600, Cambridge, Massachusetts 02139. This Agreement contains the general terms that apply to the leasing of Equipment from Lessor to Lessee and the financing of Leasehold Improvements by Lessor on behalf of Lessee. Additional terms that apply to the Equipment and Leasehold Improvements (term, rent, options, etc.) shall be contained on a schedule covering such Equipment or Leasehold Improvements, as applicable (each a "SCHEDULE")."

     1.   LEASING.

     Subsection (a) is hereby amended and replaced with the following:

          "Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Equipment and Lessor agrees to finance on behalf of the Lessee the Leasehold Improvements. As used in this Agreement, "Equipment" means any equipment described on any Schedule signed by both parties; provided, however, that in no event shall any Leasehold Improvements constitute Equipment. As used in this Agreement, "Leasehold Improvements" means any of the following items of property financed by the Lessor under a Schedule signed by both parties: any fixtures (which expressly includes for purposes of this instrument fume hoods and laboratory benches), equipment, improvements and appurtenances attached to or built into the premises leased by the Lessee, as tenant (whether by the landlord at such premises or by the Lessee), and any electric, plumbing, heating or sprinkling systems, fixtures, outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment located at any premises leased by the Lessee, as tenant, whether or not attached to or built into such premises."

     Subsection (b) is hereby amended and replaced with the following:

          "Lessor shall purchase Equipment from the manufacturer or supplier ("SUPPLIER") and lease it to Lessee if on or before the Last Delivery Date (specified in the Schedule) Lessor receives (i) a Schedule for the Equipment, (ii) evidence of insurance which complies with the requirements of Section 8, and (iii) such other documents as Lessor may reasonably request. Lessor shall finance Leasehold Improvements if on or before the Last Delivery Date (specified in the Schedule) Lessor receives (i) a Schedule for the Leasehold Improvements and (iii) such other documents as Lessor may reasonably request. Each of the documents required above must be in form and substance satisfactory to Lessor. Lessor hereby appoints Lessee its agent for inspection and acceptance of the Equipment from the Supplier. Once the Schedule is signed, the Lessee may not cancel the Schedule."

     2.   TERM, RENT AND PAYMENT.

     Subsection (a) is hereby amended and replaced with the following:

          "The rent payable for the Equipment or the Leasehold Improvements, as applicable, shall begin on the earlier of (i) the date when the Lessee signs the Schedule and accepts the Equipment or the Leasehold Improvements under such Schedule or (ii) when Lessee has accepted the Equipment under a Certificate of Acceptance ("LEASE COMMENCEMENT DATE"). The term of this Agreement shall be the period specified in the applicable Schedule. The word "term" shall include all basic and any renewal terms. The word "rent" as used in this Agreement and the Schedules shall mean the periodic rental payment for the Equipment or the periodic finance payment for the Leasehold Improvements, as the context may require."

     Subsection (c) is hereby amended and replaced with the following:

          "Lessor shall not disturb Lessee's quiet enjoyment of the Equipment during the term of the Agreement unless a default has occurred and is continuing under this Agreement. In no event shall Lessor disturb Lessee's quiet enjoyment of the Leasehold Improvements."

     4.   REPORTS.

     Subsection (a) is hereby amended and replaced with the following:

          "If any tax or other lien shall attach to any Equipment, Lessee will notify Lessor in writing, within ten (10) days after Lessee becomes aware of the tax or other lien. The notice shall include the full particulars of the tax or other lien and the location of such Equipment on the date of the notice."

     Subsection (b) is hereby amended and replaced with the following:

          "Lessee will deliver to Lessor all Forms 10-K and 10Q, if any, filed with the Securities and Exchange Commission within thirty (30) days after the date on which they are filed."

     5.   DELIVERY, USE AND OPERATION.

     Subsection (b) is hereby amended and replaced with the following:

          "Lessee agrees that the Equipment will be used by Lessee solely in the conduct of its business and in a manner complying with all applicable laws, regulations and insurance policies."

     7.   STIPULATED LOSS VALUE.

     This section is hereby amended and replaced with the following:

          "If for any reason any unit of Equipment becomes lost, stolen, destroyed, irreparably damaged or permanently unusable ("CASUALTY OCCURRENCES") Lessee shall promptly and fully notify Lessor in writing. Lessee shall pay Lessor the sum of (i) the Stipulated Loss Value (see Schedule) of the affected unit determined as of the rent payment date next succeeding the Casualty Occurrence; and (ii) all rent and other amounts which are then due under this Agreement on the Payment Date (defined below) for the affected unit. The Payment Date shall be the rent payment date immediately prior to the Casualty Occurrence. Upon payment of all sums due hereunder, the term of this lease as to such unit shall terminate."

     8.   INSURANCE.

     Subsection (a) is hereby amended and replaced with the following:

          "As between the Lessor and the Lessee, Lessee shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment from any cause whatsoever from the time the Equipment is shipped to Lessee until it is delivered to the Lessor at the end of the Term of the applicable Schedule pursuant to Sections 9 and 10 of this Agreement."

     Subsection (c) is hereby amended and replaced with the following:

          "Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Lessor shall not act as Lessees attorney-in-fact unless Lessee is in default. In the event Lessee is not in default and damage is not the result of a Casualty Occurrence, then Lessee is permitted to make any claims adjustments. Lessee shall pay any reasonable expenses of Lessor in adjusting or collecting insurance. Unless otherwise stated herein, Lessee will not make adjustments with insurers except with respect to claims for damage to any unit of Equipment where the repair costs are less than the lesser of ten percent (10%) of the original Equipment cost or ten thousand and 00/100 dollars ($10,000). During the occurrence of a default or in respect of a Casualty Occurrence, Lessor may, at its sole option, apply proceeds of insurance, in whole or in part, to (i) repair or replace Equipment or any portion thereof, or
          (ii) satisfy any obligation of Lessee to Lessor under this Agreement.

     9.   RETURN OF EQUIPMENT.

     Subsection (a) is hereby amended and replaced with the following:

          "At the expiration or termination of any Schedule covering Equipment, Lessee will be obligated to take the actions specified in this Section 9 with respect to the Equipment covered by such Schedule, unless the Lessee purchases the Equipment in accordance with the terms of this Agreement and such Schedule. Lessee shall perform any testing and repairs required to place the units of Equipment in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order for the original intended purpose of the Equipment. If required the units of Equipment shall be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is reasonably satisfactory to Lessor. Lessee shall remove installed markings that are not necessary for the operation, maintenance or repair of the Equipment. All Equipment will be cleaned, cosmetically acceptable, and in such condition as to be immediately installed into use in a similar environment for which the Equipment was originally intended to be used. All waste material and fluid must be removed from the Equipment and disposed of in accordance with then current waste disposal laws. Lessee shall return the units of Equipment to a location within the continental United States as Lessor shall direct. Lessee shall obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment. The transit insurance must name Lessor as the loss payee. The Lessee shall pay for all costs to comply with this section (a)."

     Subsection (b) is hereby amended and replaced with the following:

          "Until Lessee has fully complied with the requirements of Section 9(a) above, Lessee's rent payment obligation and all other obligations under this Agreement shall continue from month to month notwithstanding any expiration or termination of the lease term. During any such holdover rental period, Lessor may terminate the Lessee's right to use the Equipment upon ten (10) days notice to Lessee."

     Subsection (c) is hereby amended and replaced with the following:

          "At the expiration or termination of this Agreement or any Schedule, Lessee shall provide to Lessor a detailed inventory of all components of the Equipment including model and serial numbers. Lessee shall also provide an up-to-date copy of all other documentation pertaining to the Equipment. All service manuals, blue prints, process flow diagrams, operating manuals, inventory and maintenance records shall be given to Lessor at lease termination."

     10.  DEFAULT AND REMEDIES.

     Subsection (a) is hereby amended and replaced with the following:

          "Lessor may in writing declare this Agreement in default if: (i) Lessee breaches its obligation to pay rent or any other sum when due and fails to cure the breach within ten (10) days; (ii) Lessee breaches any of its insurance obligations under Section 8; (iii) Lessee breaches any of its other obligations under this Agreement or any Schedule and fails to cure that breach within thirty (30) days after written notice from Lessor; (iv) any representation or warranty made by Lessee in connection with this Agreement shall be false or misleading in any material respect when made; (v) Lessee or any guarantor or other obligor for the Lessee's obligations hereunder ("GUARANTOR") becomes insolvent or ceases to do business as a going concern; (vi) any Equipment is illegally used; (vii) if Lessee or any Guarantor is a natural person, any death or incompetency of Lessee or such Guarantor; or (viii) a petition is filed by or against Lessee or any Guarantor under any bankruptcy or insolvency laws and in the event of an involuntary petition, the petition is not dismissed within sixty
          (60) days of the filing date. The default declaration shall apply to all Schedules unless specifically excepted by Lessor."

     Subsection (b) is hereby amended and replaced with the following:

          "Upon the occurrence of a default, Lessor may, at its sole option, exercise one or more of the remedies set forth in this Section 10(b). After a default, at the request of Lessor, Lessee shall comply with the provisions of Section 9(a). Lessee hereby authorizes Lessor to peacefully enter any premises where any Equipment may be and take possession of the Equipment. Upon demand by the Lessor, Lessee shall immediately pay to Lessor as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Equipment and the Leasehold Improvements in each case, (calculated as of the rent payment date next succeeding the declaration of default), and all rents and other sums then due under this Agreement and all Schedules. Lessor may terminate this Agreement as to any or all of the Equipment. A termination shall occur only upon written notice by Lessor to Lessee and only as to the units of Equipment specified in any such notice. Lessor may, but shall not be required to, sell Equipment at private or public sale, in bulk or in parcels and without having the Equipment present at the place of sale. Lessor may also, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment. Lessor may use Lessee's premises for a reasonable period of time for any or all of the purposes stated above without liability for rent, costs, damages or otherwise. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (i) to pay all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (ii) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee under this Agreement; then (iii) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and then (iv) to Lessee, if there exists any surplus. Lessee shall immediately pay any deficiency in (i) and (ii) above."

     Subsection (c) is hereby amended and replaced with the following:

          "The foregoing remedies are cumulative, and any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under statute. If notice of any sale or other disposition hereunder by Lessor is required by applicable law, the parties agree that ten (10) days notice of any sale or disposition shall be considered commercially reasonable. Lessee shall pay Lessor's actual attorney's fees incurred in connection with the enforcement, assertion, defense or preservation of Lessor's rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be a waiver of any other or subsequent default."

     11.  ASSIGNMENT.

     This section is hereby amended and replaced with the following:

          "LESSEE SHALL NOT SELL, TRANSFER, ASSIGN, ENCUMBER OR SUBLET ANY EQUIPMENT OR THE INTEREST OF LESSEE IN THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, UNLESS LESSEE SUBLETS THE EQUIPMENT OR LEASEHOLD IMPROVEMENTS TO BIOTAGE, INC.. Lessor may, without the consent of Lessee, assign this Agreement, any Schedule or the right to enter into a Schedule. Lessee agrees that if Lessee receives written notice of an assignment from Lessor, Lessee will pay all rent and all other amounts payable under any assigned Schedule to such assignee or as instructed by Lessor. Lessee also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor for any reason whatsoever."

     12.  NET LEASE.

     This section is hereby amended and replaced with the following:

          "Lessee is unconditionally obligated to pay all rent and other amounts due for the entire lease term no matter what happens, even if the Equipment or any Leasehold Improvement is damaged or destroyed, if it is defective or if Lessee no longer can use it. Lessee is not entitled to reduce or set-off against rent or other amounts due to Lessor or to anyone to whom Lessor assigns this Agreement or any Schedule whether Lessees claim arises out of this Agreement, any Schedule, any statement by Lessor, Lessors liability or any manufacturers liability, strict liability, negligence or otherwise."

     13.  INDEMNIFICATION.

     Subsection (a) is hereby amended and replaced with the following:

          "Lessee hereby agrees to indemnify Lessor, its agents, employees, successors and assigns (on an after tax basis) from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature arising out of or relating to the Equipment or the Leasehold Improvements or this Agreement, except to the extent the losses, damages, penalties, injuries, claims, actions, suits or expenses result from Lessors gross negligence or willful misconduct ("CLAIMS"). This indemnity shall include, but is not limited to, Lessor's strict liability in tort and Claims, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment or Leasehold Improvements, the ownership of Equipment or Leasehold Improvements during the term of this Agreement, and the delivery, lease, possession, maintenance, uses, condition, return or operation of Equipment or Leasehold Improvements (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement or environmental damage) or (ii) the condition of Equipment or Leasehold Improvements sold or disposed of after use by Lessee, any sublessee or employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing."

     14.  DISCLAIMER.

     This section is hereby amended and replaced with the following:

          "LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT AND LEASEHOLD IMPROVEMENTS WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY

          WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT AND LEASEHOLD IMPROVEMENTS LEASED UNDER THIS AGREEMENT OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following: (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment or Leasehold Improvement, any inadequacy thereof, any deficiency or defect (latent or otherwise) of the Equipment or Leasehold Improvement, or any other circumstance in connection with the Equipment or Leasehold Improvement; (ii) the use, operation or performance of any Equipment or Leasehold Improvement or any risks relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment or Leasehold Improvement. If, and so long as, no default exists under this Agreement, Lessee shall be, and hereby is, authorized during the term of this Agreement to assert and enforce, whatever claims and rights Lessor may have against any Supplier of the Equipment or Leasehold Improvement at Lessee's sole cost and expense, in the name of and for the account of Lessor and/or Lessee, as their interests may appear."

     15.  REPRESENTATIONS AND WARRANTIES OF LESSEE.

     Subsection (a) is hereby amended and replaced with the following:

          "Lessee has adequate power and capacity to enter into, and perform under, this Agreement and all related documents (together, the "DOCUMENTS"). Lessee is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on the business or financial condition of the Lessee."

     Subsection (e) is hereby amended and replaced with the following:

          "There are no suits or proceedings pending or overtly threatened in writing in court or before any commission, board or other administrative agency against or affecting Lessee, which if decided against Lessee will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Agreement."

     Subsection (g) is hereby amended and replaced with the following:

          "Each financial statement delivered to Lessor has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of the most recent financial statement, there has been no material adverse change in the financial condition of the Lessee."

     16.  OWNERSHIP FOR TAX PURPOSES, GRANT OF SECURITY INTEREST; USURY SAVINGS.

     Subsection (a) is hereby amended and replaced with the following:

          "For income tax purposes, the parties hereto agree that it is their mutual intention that Lessee shall be considered the owner of the Equipment. Accordingly, Lessor agrees (i) to treat Lessee as the owner of the Equipment on its federal income tax return, (ii) not to take actions or positions inconsistent with such treatment on or with respect to its federal income tax return, and (iii) not to claim any tax benefits available to an owner of the Equipment on or with respect to its federal income tax return. The foregoing undertakings by Lessor shall not be violated by Lessor's taking a tax position inconsistent with the foregoing sentence to the extent such a position is required by law or is taken through inadvertence so long as such inadvertent tax position is reversed by Lessor promptly upon its discovery. Lessor shall in no event be liable to Lessee if Lessee fails to secure any of the tax benefits available to the owner of the Equipment, unless such failure is caused by Lessor's failure to comply with this Section 16(a)."

     Subsection (b) is hereby amended and replaced with the following:

          "Lessee hereby grants to Lessor a first security interest in the Equipment, together with all additions, attachments, accessions, accessories and accessions thereto whether or not furnished by the Supplier of the Equipment and any and all substitutions, replacements or exchanges therefor, and any and all insurance and/or other proceeds of the property in and against which a security interest is granted hereunder. Notwithstanding anything to the contrary contained elsewhere in this Agreement, to the extent that Lessor asserts a purchase money security interest in any items of Equipment ("PMSI EQUIPMENT"): (i) the PMSI Equipment shall secure only those sums which have been advanced by Lessor for the purchase of the PMSI Equipment, or the acquisition of rights therein, or the use thereof (the "PMSI INDEBTEDNESS"), and (ii) no other Equipment shall secure the PMSI Indebtedness. Notwithstanding anything to the contrary set forth in this Agreement or any Schedule, Lessor acknowledges and agrees that (i) Lessor is merely financing the cost of the Leasehold Improvements on behalf of Lessee and is not leasing them to Lessee and in no event shall Lessor be deemed to have any ownership or other interest in the Leasehold Improvements and (ii) in no event shall the Equipment include, and the Lessee shall not be deemed to have granted to Lessor a security interest in, any rights, interests or property to the extent that such a grant would, under the terms of the MIT Lease (as hereinafter defined) result in a breach of the terms of, or constitute a default under, or cause a termination of the MIT Lease. As used herein, the term "MIT Lease" means that certain Indenture of Lease dated as of June 13, 2001 between Lessee, as Tenant, and Massachusetts Institute of Technology, as Landlord, as it may be amended, supplemented, extended or replaced from time to time."

     17.  EARLY TERMINATION.

     Subsection (c) is hereby amended and replaced with the following:

          "If all amounts due hereunder have been paid on the Termination Date, Lessor shall (i) sell the Equipment on an AS IS BASIS for cash to the highest bidder and (ii) refund the proceeds of such sale (net of any related expenses) to Lessee up to the amount of the Termination Value. If such sale is not consummated within twelve (12) months, no termination shall occur and Lessor shall refund the Termination Value (less any expenses incurred by Lessor) to Lessee."

     19.  EARLY TERMINATION.

     This section is hereby amended and replaced with the following:

          "Lessee may, at lease expiration, purchase all (but not less than all) of the Equipment on any Schedule on an AS IS BASIS for cash equal to the amount indicated on such Schedule (the "OPTION PAYMENT"), plus all applicable sales taxes. The Option Payment, plus all applicable sales taxes, shall be due and payable in immediately available funds on the expiration date of such Schedule. Unless the Option Payment under a
          Schedule is $1.00, Lessee must notify Lessor of its intent to purchase the Equipment subject to such Schedule in writing at least one hundred eighty (180) days prior to the expiration date of the Schedule. If Lessee is in default, or if the Schedule or this Agreement has already been terminated, Lessee may not purchase the Equipment."

     20.  MISCELLANEOUS.

     Subsection (a) is hereby amended and replaced with the following:

          "LESSEE AND LESSOR UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT."

     Subsection (e) is hereby amended and replaced with the following:

          "Any rent or other amount not paid to Lessor within ten (10) days after the date when due shall bear interest, from the date which is ten (10) days after the due date until paid, at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. Any provisions in this Agreement and any Schedule that are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto."

     Subsection (h) is hereby deleted in its entirety.

     Subsection (i) is now known as subsection (h).

     TERMS USED, BUT NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN TO THEM IN THE AGREEMENT. EXCEPT AS EXPRESSLY AMENDED HEREBY, THE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT.

IF THERE IS ANY CONFLICT BETWEEN THE PROVISIONS OF THE AGREEMENT AND THIS AMENDMENT, THEN THIS AMENDMENT SHALL CONTROL.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment simultaneously with the Agreement by signature of their respective authorized representative set forth below.

GENERAL ELECTRIC CAPITAL CORPORATION         DYAX CORP.


By: /s/ John Edel                            By:  /s/ Stephen S. Galliker
    -----------------------------------           ------------------------------

Name: John Edel                              Name: Stephen S. Galliker
      ---------------------------------            -----------------------------

Title: Senior Vice President                 Title: Executive Vice President
       --------------------------------             ----------------------------

                  CROSS-COLLATERAL AND CROSS-DEFAULT AGREEMENT

General Electric Capital Corporation
401 Merritt 7 2nd Floor
Norwalk, CT 06856

Gentlemen:

     You (and/or your successors or assigns, "YOU") have entered into or purchased one or more conditional sale contracts, lease agreements, chattel mortgages, security agreements, notes and other choses in action (herein designated "ACCOUNTS") arising from the bona fide sale or lease to us, by various vendors or lessors, of equipment described in the agreements evidencing such Accounts (herein designated "COLLATERAL") and/or you have made direct loans to or otherwise extended credit to us evidenced by Accounts creating security interests in Collateral.

     In order to induce you to extend our time of payment on one or more Accounts and/or to make additional loans to us and/or to purchase additional Accounts and/or to lease us additional equipment, and in consideration of you so doing, and for other good and valuable consideration, the receipt of which we hereby acknowledge, we agree as follows:

     All presently existing and hereafter acquired Collateral in which you have or shall have a security interest shall secure the payment and performance of all of our liabilities and obligations to you of every kind and character, whether joint or several, direct or indirect, absolute or contingent, due or to become due, and whether under presently existing or hereafter created Accounts or agreements, or otherwise.

     We further agree that your security interest in the property covered by any Account now held or hereafter acquired by you shall not be terminated in whole or in part until and unless all indebtedness of every kind, due or to become due, owed by us to you is fully paid and satisfied and the terms of every Account have been fully performed by us. It is further agreed that you are to retain your security interest in all property covered by all Accounts held or acquired by you, as security for payment and performance under each such Account, notwithstanding the fact that one or more of such Accounts may become fully paid. However, when all of the obligations evidenced by the Accounts have been paid in full, your security interest in the Collateral shall terminate and, by your acceptance of this instrument, you agree to execute appropriate releases of liens on the Collateral at our request and expense.

     This instrument is intended to create cross-default and cross-security between and among all the within described Accounts now owned or hereafter acquired by you.

     A default under any Account shall be deemed to be a default under all other Accounts.

     All rights granted to you hereunder shall be cumulative and not alternative, shall be in addition to and shall in no manner impair or affect your rights and remedies under any existing Account, agreement, statute or rule of law.

     This agreement may not be varied or altered nor its provisions waived except by your duly executed written agreement. This agreement shall inure to the benefit of your successors and assigns and shall be binding upon our heirs, administrators, executors, legal representatives, successors and assigns.

     Notwithstanding anything to the contrary set forth in this Cross-Collateral and Cross-Default Agreement, or any Account, by your acceptance of this instrument, you acknowledge and agree that in no event shall the Collateral include, and we shall not be deemed to have granted to you a security interest in, any Leasehold Improvements or any rights, interests or property to the extent that such a grant would, under the terms of the MIT Lease, result in a breach of the terms of, or constitute a default under or cause a termination of, the MIT Lease. Capitalized terms used but not otherwise defined herein shall have the meanings attributed to them in that certain Master Lease Agreement dated as of May 1, 2001 between you and the undersigned.

     IN WITNESS WHEREOF, this agreement is executed this 1st day of May, 2001.

                       DYAX CORP.
                       (Name of Proprietorship, Partnership or
                        Corporation, as applicable)

                       By: /s/ Stephen S. Galliker
                           ---------------------------------------------

                                    (Signature)


                       Title: Executive Vice President
                              ------------------------------------------

                                    (Owner, Partner or Officer, as applicable)

                       Address: One Kendall Square Building 600,
                                Cambridge, MA 02139